UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 20, 2014

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, the Board of Directors (the “Board”) of Chimerix, Inc. (the “Company”) appointed Jim Daly and John Leonard, M.D. to serve as class II directors of the Company and appointed Cathy Gillis and C. Patrick Machado to serve as class III directors of the Company. Mr. Machado will also serve as a member of the Audit Committee of the Board (the “Audit Committee”). The appointment of Mr. Daly, Ms. Gillis, Dr. Leonard and Mr. Machado brings the Company’s total number of directors to eleven following the departure from the Board of Farah Champsi, Wende Hutton and Arthur M. Pappas at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”).

In accordance with the Company’s non-employee director compensation policy, upon their appointment as directors, Mr. Daly, Ms. Gillis, Dr. Leonard and Mr. Machado were each granted a nonqualified stock option to purchase 18,000 shares of the Company’s common stock at an exercise price equal to $23.26 per share, the closing price of the Company’s common stock on the date of grant, and which will vest and become exercisable over a four year period following the date of grant. Additionally, Mr. Daly, Ms. Gillis, Dr. Leonard and Mr. Machado will each be entitled to receive a $35,000 annual retainer for their service as a director, and Mr. Machado will be entitled to a supplemental annual retainer of $7,500 for his service as a member of the Audit Committee. At each annual stockholder meeting following which Mr. Daly’s, Ms. Gillis’, Dr. Leonard’s and Mr. Machado’s term as a director continues, as applicable, commencing with the Annual Meeting, Mr. Daly, Ms. Gillis, Dr. Leonard and Mr. Machado will each be entitled to receive a nonqualified stock option to purchase 9,000 shares of the Company’s common stock, which will vest and become exercisable over a one year period following the date of grant. Mr. Daly, Ms. Gillis, Dr. Leonard and Mr. Machado will each also enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Daly, Ms. Gillis, Dr. Leonard or Mr. Machado requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Daly, Ms. Gillis, Dr. Leonard and Mr. Machado can be found in the press release issued by the Company on June 23, 2014, a copy of which is attached hereto as Exhibit 99.1.

As discussed below in Item 5.07, at the Annual Meeting the Company’s stockholders approved the Company’s 2013 Equity Incentive Plan, as amended (the “Amended Equity Plan”). A summary of the material terms of the Amended Equity Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2014. That summary is qualified in its entirety by reference to the text of the Amended Equity Plan, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2014, the Company held its Annual Meeting. As of April 25, 2014, the record date for the Annual Meeting, 26,946,370 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 24,322,282 shares of common stock were present in person or represented by proxy for the three proposals summarized below.

Proposal 1: Election of Directors

The Company’s stockholders elected the three persons listed below as class I directors, each to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
M. Michelle Berrey	20,520,359	1,258,849	2,543,074
Rodman L. Drake	19,886,865	1,892,343	2,543,074
Lisa Ricciardi	19,908,671	1,870,537	2,543,074

Proposal 2: Approval of the Company’s 2013 Equity Incentive Plan, as amended

The Company’s stockholders approved the Amended Equity Plan. The final voting results are as follows:

Votes For	14,284,927
Votes Against	7,438,405
Abstentions	55,876
Broker Non-Votes	2,543,074

Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The final voting results are as follows:

Votes For	24,299,101
Votes Against	22,855
Abstentions	326
Broker Non-Votes	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated June 23, 2014
99.2	Chimerix, Inc. 2013 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: June 23, 2014
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Chimerix, Inc. dated June 23, 2014
99.2	Chimerix, Inc. 2013 Equity Incentive Plan, as amended